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                            EMPLOYMENT AGREEMENT OF
                               CHARLES R. CHITTY



Parties:          Information Advantage, Inc. ("IA") and Charles R. Chitty
                  ("Chitty")

Duties: Responsible for Company transition and integration issues and responsible for ERP business unit.

Title:            Senior Vice President of Vertical Applications

Other Duties:     Director of IA upon Merger

Term:             Employment -- Merger through 10/31/99
                  Consulting/Non-Compete -- 11/1/99 through 11/1/01

Compensation:

                          Upon Merger Through 10/31/98
                          ----------------------------

      The following compensation is consistent with the compensation payable by IQ for fiscal 1999 with respect to the first three quarters regular bonus pursuant to the action of the Compensation Committee of the IQ Board of Directors dated June 9, 1998.

     Base Salary:  $225,000 per annum

     Revenue Bonus: Upon the attainment of annual revenue run rate for either the trailing three (3) month period or the trailing six (6) month period from the end of the applicable fiscal quarter, Chitty is to receive a quarterly bonus set opposite the revenue run rate below:

                         Annual Revenue Run Rate
1999 Fiscal           ------------------------------        Quarterly         Revenue
Quarter Ended         Last 3 Months    Last 6 Months          Bonus         Growth Rate
-------------         -------------    -------------        ---------       -----------
October 31, 1998      30.4 million      28.6 million        $40,000*            19%
October 31, 1998      30.4 million      28.6 million        $22,500**           --

---------------------

* Less quarterly bonus amounts paid for achieving revenue targets paid by IQ under existing plan for fiscal 1999. If Chitty achieves 80% of either run rate target, but less than 100% of both, only this bonus will be allocated on a straight line basis with zero bonus at 80% and full bonus at 100%.

** The bonus earned only if IQ attains 100% of either run rate target for the fiscal quarter ended October 31, 1998.

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                  The term "Annual Revenue Run Rate" shall be the product of all revenues for the applicable three months of the Corporation times 4 or the product of the revenues for the applicable six months of the Corporation times 2, as the case may be.

Over Achievement Bonus:

                  In addition, there shall be a further bonus of $20,000 if the revenue growth for the six (6) month period ending 10/31/99 exceeds the revenue growth rate for the comparable six month period during fiscal 1998 by 2% (i.e., 21%).

EPS Bonus:        Attainment of earnings per share for the period 2/1/98 -
                  10/31/98 in excess of $0.38 earns an EPS Bonus of $18,750

Other: An additional bonus will be paid on 10/31/98 in the amount of $43,750.

                  All bonuses shall be paid on or before the last day of the month after the bonus is earned.

                            11/1/98 through 10/31/99
                            ------------------------

     Base Salary:  $235,000 per annum

     Revenue Bonus:  11/1/98-10/31/99   0.4% of IQ's total revenues
                     11/1/98-10/31/99   5.0% of ERP business total revenues
                                        (currently IQ's SAP & IA's BAA business)

                   All bonuses shall be paid on or before the last day of the month after the bonus is earned.

                            11/1/99 through 10/31/00
                            ------------------------

     Consulting/Non-Compete:  $225,000 payable monthly in advance

     Maximum consulting of 16 hours of consulting services per calendar month.


                            11/1/00 through 10/31/01
                            ------------------------

     Consulting/Non-Compete:  $175,000 payable monthly in advance

     Maximum consulting of 8 hours of consulting services per calendar month.

Stock Options:    Upon the Merger, Chitty to be granted a non-qualified stock option for 20,000 shares of IA Common Stock at the market price on date of


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                  merger. The stock options shall vest over the periods of the engagement of Chitty as a director, officer, employee and/or consultant. Vesting shall be over a five-year period, with a minimum of three years vesting. The stock option period is ten years. The option shall fully vest if IA does not nominate Chitty to remain on the Board for the five year period vesting.

Other Employee Benefit Programs:

                  Chitty shall be entitled to participate in all employee benefit plans and other fringe benefits on the same basis as other executive officers of IA while an employee of IA and medical and dental programs only, through the first year of the consulting period.

Termination:      By IA for cause
                  By Chitty for material breach by IA

Change in Control:

                 Stock Options fully vest.

Covenant Not to Compete:

                  Limited to business intelligence software business in the United States. Term of covenant is co-extensive with term of employment and consulting services. The terms will be the standard Company terms.

Death: Payments (including bonuses) continue for six months after death, unless IA policy or insurance provides for a longer period.

Disputes:         Arbitration pursuant to the Commercial Rules of Arbitration of the American Arbitration Association, Atlanta, Georgia.

Governing Law:    Georgia.

Indemnification of Directors and Officers:

                  To the maximum extent permitted under applicable law

Binding Effect:   While it is the intention of the parties to enter into a more comprehensive employment/consulting agreement incorporating the terms and conditions set forth above, it is the agreement of the parties that this document constitute a binding agreement of the parties until superseded or otherwise amended in writing.


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                                      /s/ Charles R. Chitty
                                      -----------------------------------------
                                      Charles R. Chitty


                                      INFORMATION ADVANTAGE, INC.


                                      By: /s/ Larry J. Ford
                                          -------------------------------------
                                          Larry J. Ford
                                          President and Chief Executive Officer



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